[LOGO OMITTED] KEEFE, BRUYETTE & WOODS, INC.



To Depositors and Borrowers of Osage Federal Savings and Loan Association
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Osage Federal Savings and Loan Association ("Osage Federal") in reorganizing into the mutual holding company structure (the "Reorganization"). As a result of the Reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"). In connection with the Reorganization, Osage Federal Financial, Inc. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance. Upon completion of the Reorganization and minority stock offering by Osage Federal Financial, Osage Federal MHC, a federally chartered mutual holding company, will be the majority shareholder of the common stock of Osage Federal Financial.

At the request of Osage Federal Financial, we are enclosing materials explaining the reorganization and offering, as well as your opportunity to invest in shares of Osage Federal Financial's common stock, which is being offered to certain depositors and borrowers of Osage Federal through 12:00 Noon, Pawhuska, Oklahoma time, on _________, 2004. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Osage Federal Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (918) ___-_____, stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma.



Very truly yours,




Keefe, Bruyette & Woods, Inc.


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about Osage Federal and Osage Federal Financial, prior to making an investment decision, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about Osage Federal's operations and the offering of Osage Federal Financial, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Pawhuska, Oklahoma time, on ______________, 2004.

As a friend of the Osage Federal, you will have the opportunity to buy common stock directly from Osage Federal Financial in the offering without paying a commission or fee. If you have additional questions regarding the Reorganization and offering, please call us at (918) ___-____. or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma 74056..

We are pleased to offer you this opportunity to become a shareholder of Osage Federal Financial, Inc.

Sincerely,



Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

         We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.

         The Board of Directors of Osage Federal believes the Reorganization will offer a number of advantages, such as an opportunity for certain depositors and borrowers of Osage Federal to become shareholders. Please remember:

     > Your accounts at Osage Federal will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit.

     > There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

     > Certain depositors and borrowers have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

     > Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Osage Federal Financial, your enclosed Stock Order and Certification Form and payment must be received by Osage Federal prior to 12:00 Noon, Pawhuska, Oklahoma, on ______________, 2004.

         If you have additional questions regarding the stock offering, please call us at (918) ___-____, or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma

Sincerely,


Mark S. White
President and Chief Executive Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Prospective Investor:

         We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.


         We have enclosed the following materials that will help you learn more about the merits of Osage Financial common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS:   This  document   provides   detailed   information  about
         operations at Osage Federal and a complete discussion of the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Pawhuska, Oklahoma time, ____________, 2004.

         We invite you and other local community members to become charter shareholders of Osage Federal Financial. Through this offering you have the opportunity to buy stock directly from Osage Financial without a commission or a fee. The Board of Directors of Osage Federal has unanimously approved the Reorganization, including the minority stock offering.

         If you have additional questions regarding the stock offering, please call us at (918) ___-____, or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma.


Sincerely,



Mark S. White
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.

Unfortunately, Osage Federal Financial is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Osage Federal Financial, Inc..

However, as a member of Osage Federal, you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of Members to be held on ___________, 2004. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on _____________, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Mark S. White
President and Chief Executive Officer




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Osage Federal Savings and Loan Association from a mutual savings and loan association into the mutual holding company structure.

         Your vote on the Plan of Mutual Holding Company Reorganization and Stock Issuance has not yet been received.

      Voting for the Reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

              Not Returning Your Proxy Card has the Same Effect as
                     Voting "Against" the Reorganization...and

Your Board of Directors Unanimously Recommends a Vote "FOR" the Reorganization.


                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Mark S. White
President and Chief Executive Officer
Osage Federal Savings and Loan Association

          If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                  For further information call (918) ___-____.


--------------------------------------------------------------------------------


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.